Exhibit 10.90

2011 STOCKHOLDERS’ AGREEMENT
OF
VANGUARD HEALTH SYSTEMS, INC.
Dated as of [•] [•], 2011

i

2011 STOCKHOLDERS’ AGREEMENT
OF
VANGUARD HEALTH SYSTEMS, INC.
          This 2011 STOCKHOLDERS’ AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”), dated as of [•] [•], 2011, is entered into by and among Vanguard Health Systems, Inc. (the “Company”), a Delaware corporation, and each of the other parties identified on the signature pages hereto (together with its Restricted Transferees, the “Investor Parties”).
R E C I T A L S:
          WHEREAS, the Company is currently contemplating an underwritten initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (the “Common Stock”);
          WHEREAS, immediately prior to the completion of the IPO, VHS Holdings LLC (“Holdings”), a Delaware limited liability company controlled by the Investor Parties, will merge with and into the Company with the Company surviving (the “Merger”) and in connection therewith, the Company will issue to the Investor Parties, and other former unitholders of Holdings, shares of its Common Stock and in certain instances, other equity securities of the Company;
          WHEREAS, immediately following completion of the Merger and prior to the IPO, the Investor Parties will collectively own greater than a majority of the outstanding shares of the Common Stock; and
          WHEREAS, with respect to the Company on and following the date of completion of the IPO (the “Closing Date”), the parties hereto now wish to provide for certain corporate governance matters.
          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.1. Definitions. Capitalized terms used herein shall have the following meanings:

     “Affiliate” shall mean, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act.
     “Affiliated Entity” means, with respect to any Investor Party other than a Management Party, any investment fund or holding company that is directly or indirectly managed or advised by the primary manager or advisor of such Investor Party or any of its Affiliates or that is otherwise an Affiliate of such Investor Party (other than the Company and its Subsidiaries).
     “Agreement” shall have the meaning set forth in the Preamble.
     “beneficially own” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
     “Blackstone Group” shall mean the entities listed on the signature pages hereto under the heading “Blackstone Group” and their respective Restricted Transferees and permitted assigns.
     “Board” shall mean the board of directors of the Company.
     “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as the same may be amended, restated or otherwise modified from time to time.
     “Closing Date” shall have the meaning set forth in the Recitals.
     “Common Stock” shall have the meaning set forth in the Recitals.
     “Company” shall have the meaning set forth in the Preamble.
     “Controlled Company” means a company that is a “controlled company” within the meaning of such term under the Exchange.
     “Director” shall mean any member of the Board.
     “Exchange” shall mean the New York Stock Exchange or such other stock exchange or securities market on which the Common Stock is listed or quoted.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
     “Family Affiliate” means, with respect to any Investor Party that is a Management Party, (i) any family member (including any child, stepchild, grandchild or more remote issue, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, child of sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, cousin and adoptive relationships) or heir, legatee, beneficiary, devisee or estate of such Investor Party or (ii) any trust, family limited partnership, family limited liability company or other entity created and used for estate planning purposes, so long as any such trust, family limited partnership, family limited liability company or other entity is controlled by, for the benefit of, or owned by one or more Persons described in clause (i) and/or clause (ii).

     “Independent Director” shall mean an individual that is independent within the meaning of “independent director” under the rules of the Exchange.
     “Investor Parties” shall have the meaning set forth in the Preamble.
     “IPO” shall have the meaning set forth in the Recitals.
     “Management Parties” means the persons listed on the signature pages hereto under the heading “Management Group” and their respective Restricted Transferees.
     “MSCP Group” shall mean the entities listed on the signature pages hereto under the heading “MSCP Group” and their respective Restricted Transferees and permitted assigns.
     “pecuniary interest” shall have the meaning ascribed to such term in Rule 16a-1 under the Exchange Act.
     “Person” shall mean any individual, corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.
     “Plan Asset Regulation” shall have the meaning set forth in Section 3.3.
     “Qualified Investor Party” shall have the meaning set forth in Section 3.1.
     “Restricted Transferee” shall mean, (a) with respect to an individual, a Family Affiliate and (b) with respect to any Person, (i) an Affiliated Entity of such Person, (ii) any successor entity of such Person or (iii) in the case of a Sponsor Group, any other member of such Sponsor Group, in each case, that agrees to become party to, and to be bound to the same extent as its transferor by the terms of, this Agreement.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
     “Sponsor Group” shall mean the Blackstone Group or the MSCP Group.
     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
     “VCOC Investor” shall have the meaning set forth in Section 3.3.
          SECTION 1.2. Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. Any percentage set forth herein shall be deemed to be automatically adjusted without any action on the part of any party hereto to take into account any stock split, stock dividend or similar transaction occurring after the date of this Agreement so that the rights provided to the Investors shall continue to apply to the same extent such rights would have applied absent such stock split, stock dividend or similar transaction.
ARTICLE II
CORPORATE GOVERNANCE
          SECTION 2.1. Board of Directors.
             (a) Effective as of the Closing Date, the Board shall be comprised of seven Directors, of whom (i) four (4) shall be designees of the Blackstone Group, (ii) one (1) shall be a designee of the MSCP Group, (iii) one (1) shall be the Chief Executive Officer of the Company, and (vi) one (1) shall be an Independent Director; provided that within one year of the Closing Date, the Board shall be expanded to add (x) if so requested by Blackstone, up to two additional Directors designated by the Blackstone Group and (y) up to two additional Independent Directors and each Investor Party shall take all action reasonably necessary to increase the size of board to add such additional Directors. The initial Directors shall be designated as Class I, Class II and Class III directors pursuant to action of the Board on or prior to the Closing Date in accordance with the Certificate of Incorporation.
             (b) Following the Closing Date, (i) the Blackstone Group shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board, (x) until such time as the Company ceases to be a Controlled Company, six (6) Directors, and (y) after such time as the Company ceases to be a Controlled Company, five (5) Directors; provided that at such time as the Blackstone Group ceases to have a pecuniary interest in at least 10% of the outstanding shares of Common Stock, the Blackstone Group shall only have the right (but not the obligation) pursuant to this Agreement to nominate to the Board one (1) Director; provided further that the Blackstone Group shall cease to have the right to nominate any Directors to the Board pursuant to this Agreement at such time as the Blackstone Group ceases to have a pecuniary interest in at least 5% of the outstanding shares of Common Stock and (ii) the MSCP Group shall have the right (but not the obligation) pursuant to this Agreement to nominate to the Board one (1) Director; provided that the MSCP Group shall cease to have the right to nominate any Directors to the Board pursuant to this Agreement at such time as the MSCP Group ceases to have a pecuniary interest in at least 5% of the outstanding shares of Common Stock. In the event that any Sponsor Group has nominated less than the total number of designees that such Sponsor Group shall be entitled to nominate pursuant to this Section 2.1(b), then such Sponsor Group shall have the right, at any time, to nominate such additional designee(s) to which it is entitled, in which case, the Directors shall take all necessary corporate action to (x) increase the size of the Board as required to enable such Sponsor Group to so nominate such additional designees, (y) designate such additional designees nominated by such Sponsor Group to fill such newly created vacancies and (z) to the extent a classified Board structure is then in place at the Company, with respect to any new additional designee nominated by the Blackstone Group, to permit such additional designee to serve as a member of such class of Directors whose term expires at the third succeeding annual meeting of stockholders following such time as such additional designee is appointed to the Board, unless the Blackstone Group otherwise consents thereto in writing, or as a member of such other class as the Blackstone Group so requests.
             (c) For so long as any Sponsor Group has the right to nominate a Director to the Board pursuant to Section 2.1(b), the Board shall not have a number of Independent Directors that is greater than the minimum number necessary to comply with applicable law, rule, regulation or listing standards (calculated by assuming that each Sponsor Group that then has a right to nominate Director(s) to the Board has exercised such right) unless the Blackstone Group has consented to a greater number of Independent Directors.
             (d) In the event that a party hereto ceases to have the right to designate a person to serve as a Director pursuant to this Section 2.1, such party’s designee to the Board shall resign immediately or such party shall take all action necessary to remove such designee.
             (e) Any Director designated by a Sponsor Group pursuant to Section 2.1 may be removed (with or without cause) from time to time and at any time by the applicable Sponsor Group upon notice to the Company, and may otherwise only be removed for cause and solely to the extent in compliance with the other terms and conditions of the Certificate of Incorporation. Any replacement nominee may only be nominated by the Sponsor Group who nominated the Director so removed.
             (f) In the event that a vacancy is created at any time by the death, disability, retirement or resignation of any Director designated by a Sponsor Group pursuant to this Section 2.1, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee of the Sponsor Group who designated such Director as soon as possible, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.
             (g) The Company agrees to include in the slate of nominees recommended by the Board the persons designated pursuant to this Section 2.1 and to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors as provided herein.
          SECTION 2.2. Committees.
             (a) Until such time as the Company ceases to be a Controlled Company, (i) the Blackstone Group shall have the right (but not the obligation) to designate a majority of the members of each committee of the Board except to the extent that a designee of the Blackstone Group is not permitted to serve on a committee under applicable law, rule, regulation or listing standards and (ii) any additional members of any committee shall be determined by the Board.
             (b) Following such time as the Company ceases to be a Controlled Company, the composition of each committee of the Board shall be determined by the Board, subject to compliance with applicable law, rule, regulation or listing standards; provided that if the Board shall delegate substantially all of its responsibility or authority to any committee then the Blackstone Group shall have the right, but not the obligation, to designate one member to such committee of the Board for so long as the Blackstone Group has the right to nominate a Director pursuant to Section 2.1.
             (c) Notwithstanding the foregoing, subject to applicable law, rule, regulation or listing standards: (i) for so long as the MSCP Group shall have the right to designate a Director pursuant to Section 2.1, the MSCP Group shall be entitled to designate one non-voting observer to attend any and all meetings of any and all committees of the Board and (ii) such non-voting observer shall be entitled to receive all notices of such meetings and all information received by the voting members of such committees as if such non-voting observer were a voting member of such committees. The MSCP Group may remove and replace its non-voting observer designee at any time and for any reason.
          SECTION 2.3. Agreement to Vote; Certain Transfers.
             (a) Each Investor Party agrees to vote, and to procure the vote of each of its applicable Restricted Transferees to vote, in person or by proxy, or to act by written consent (if applicable) with respect to, all shares of Common Stock or other equity securities of the Company having the right to vote for the election of Directors beneficially owned by it to cause the election of the designees of each Sponsor Group for so long as such Sponsor Group has the right to nominate a Director pursuant to Section 2.1 and to take all other steps within such Person’s power to ensure that the composition of the Board and each committee is as set forth in Sections 2.1 and 2.2.
             (b) In the event of any transfer of shares of Common Stock or other equity securities of the Company having the right to vote for the election of Directors beneficially owned by an Investor Party to a Restricted Transferee of such Investor Party (or Person who would be a Restricted Transferee of such Investor Party if a party hereto), such Investor Party shall (unless otherwise agreed by the Blackstone Group), as a condition to such transfer, require such transferee to enter into such documentation as is necessary to become party to, and to be bound to the same extent as the transferor Investor Party by the terms of, this Agreement.
          SECTION 2.4. Consent Rights. For so long as the Blackstone Group beneficially owns 25% or more of the then outstanding shares of Common Stock, the following actions shall require the consent of the Blackstone Group, in addition to the Board’s approval (or the approval of the requisite governing body of any subsidiary of the Company):
             (a) the Company entering into any merger, consolidation, recapitalization, liquidation, or sale of the Company or all or substantially all of the assets of the Company or consummation of a similar transaction involving the Company (other than a merger, consolidation or similar transaction between or among the Company and one or more direct or indirect wholly-owned subsidiaries of the Company which transaction would not adversely impact the rights of the Blackstone Group) or entering into any agreement providing therefor;
             (b) voluntarily initiating any liquidation, dissolution or winding up of the Company or permitting the commencement of a proceeding for bankruptcy, insolvency, receivership or similar action with respect to the Company or any of its Subsidiaries; or
             (c) the Company or its Subsidiaries commencing or entering into, or agreeing or otherwise committing to enter into, any business or operations other than those businesses and operations of the same or similar nature to those which are being conducted by the Company or its Subsidiaries as of the date of this Agreement.
ARTICLE III
INFORMATION; VCOC
          SECTION 3.1. Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, permit each Investor Party who, individually or with such Person’s Affiliates, Affiliated Entities and Family Affiliates, beneficially owns at least 5% of the outstanding shares of Common Stock (a “Qualified Investor Party”) and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to the Qualified Investor Party without the loss of any such privilege.
          SECTION 3.2. Certain Reports. The Company shall deliver or cause to be delivered to each Qualified Investor Party, at its request:
          (a) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and
          (b) such other reports and information as may be reasonably requested by an Qualified Investor Party; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to the Qualified Investor Party without the loss of any such privilege.

          SECTION 3.3. VCOC. With respect to each Sponsor Group and, at the request of a Sponsor Group, each Affiliate thereof that indirectly has an interest in the Company, in each case that is intended to qualify as a “venture capital operating company” as defined in the Department of Labor regulations codified at 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”) (each, a “VCOC Investor”), for so long as the VCOC Investor, directly or through one or more subsidiaries, continues to hold any Common Stock (or other securities of the company into which such shares of Common Stock may be converted or for which such shares of Common Stock may be exchanged), without limitation or prejudice of any the rights provided to the Sponsor Group hereunder, the Company shall, with respect to each such VCOC Investor:
             (a) provide each VCOC Investor or its designated representative with:
             (i) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, at such times as the VCOC Investor shall reasonably request;
             (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;
             (iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;
             (iv) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and
             (v) copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege;
provided that, in each case, if the Company makes the information described in clauses (ii), (iii) and (iv) of this clause (a) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of such information shall be deemed satisfied;

             (b) make appropriate officers and/or Directors of the Company, and its Subsidiaries, available periodically and at such times as reasonably requested by each VCOC Investor for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries;
             (c) to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform each VCOC Investor or its designated representative in advance with respect to any significant corporate actions, and to provide each VCOC Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions should the VCOC Investor elect to do so and provided that the Company shall be under no obligation to provide the VCOC Investor with any material non-public information with respect to such corporate action; and
             (d) provide each VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the United States Department of Labor Regulation published the Plan Asset Regulation.
The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.
In the event the VCOC Investor is an Affiliate of a Sponsor Group as described herein, such affiliated entity shall be afforded the same rights with respect to the Company as afforded to the relevant Sponsor Group under this Section 3.3 and shall be treated, for such purposes, as a third party beneficiary hereunder.
ARTICLE IV
GENERAL PROVISIONS
          SECTION 4.1. Termination. This Agreement shall terminate on such date that no Sponsor Group is entitled to designate any person to the Board pursuant to Section 2.1.
          SECTION 4.2. Notices (a) All notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, faxed and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):
(i)	if to the Company:

Vanguard Health Systems, Inc.

20 Burton Hills Boulevard Nashville, Tennessee 37215 Attention: Ronald P. Soltman Fax: (615) 665-6197

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York Attention: Risë Norman Fax: (212) 455-2502

(ii)	if to the Blackstone Group:

c/o The Blackstone Group L.P. 345 Park Avenue, 31st Floor New York, New York 10154 Attention: Neil Simpkins Fax: (212) 583-5257

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York Attention: Risë Norman Fax: (212) 455-2502

(iii)	if to the MSCP Group:

Metalmark Capital LLC 1177 Avenue of the Americas New York, NY 10036 Attention: M. Fazle Husain Fax: (212) 823-1970

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attention: John A. Bick Fax: (212) 701-5350

(iv)	if to the Management Parties:

c/o Vanguard Health Systems, Inc. 20 Burton Hills Boulevard

Nashville, Tennessee 37215 Attention: Ronald P. Soltman Fax: (615) 665-6197
Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by fax, be deemed received on the first business day following confirmation; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five (5) business days after the date of deposit in the United States mail.
             (b) Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
          SECTION 4.3. Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the other parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.
          SECTION 4.4. Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. The Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Investor Party being deprived of the rights contemplated by this Agreement.
          SECTION 4.5. Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors, Restricted Transferees and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each Sponsor Group shall be entitled to assign, in whole or in part, to any of its Restricted Transferees without such prior written consent any of its rights hereunder.
          SECTION 4.6. Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.
          SECTION 4.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
          SECTION 4.8. Jurisdiction. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by law, service of process may be made by delivery provided pursuant to the directions in Section 4.2. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          SECTION 4.9. Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.
          SECTION 4.10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.
          SECTION 4.11. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.
          SECTION 4.12. No Waiver. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
          SECTION 4.13. Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.
          SECTION 4.14. Grant of Consent. Any vote, consent or approval of a Sponsor Group hereunder shall be deemed to be given with respect to all members of a Sponsor Group if such vote, consent or approval is given by members of such Sponsor Group having a pecuniary interest in a majority of the shares of Common Stock over which all members of such Sponsor Group then have a pecuniary interest.
          SECTION 4.15. Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).
          SECTION 4.16. Effectiveness This Agreement shall become effective upon the Closing Date.
          SECTION 4.17. No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have caused this 2011 Stockholders’ Agreement to be duly executed as of the date first above written.

VANGUARD HEALTH SYSTEMS, INC.
By:
	Name:	Ronald P. Soltman
	Title:	Executive Vice President, General Counsel & Secretary

Signature Page to Stockholders’ Agreement

BLACKSTONE GROUP

BLACKSTONE FCH CAPITAL PARTNERS IV L.P.

By:	Blackstone Management Associates IV L.L.C.,
as a General Partner

By:
Name:
Title:

BLACKSTONE HEALTH COMMITMENT PARTNERS L.P.

By:	Blackstone Management Associates IV L.L.C.,
as a General Partner

By:
Name:
Title:

BLACKSTONE CAPITAL PARTNERS IV — A L.P.

By:	Blackstone Management Associates IV L.L.C.,
as a General Partner

By:
Name:
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP IV — A L.P.

By:	Blackstone Management Associates IV L.L.C.,
as a General Partner

By:
Name:
Title:

BLACKSTONE FCH CAPITAL PARTNERS IV-A L.P.

By:	Blackstone Management Associates IV L.L.C.,
as a General Partner

By:
Name:
Title:
Signature Page to Stockholders’ Agreement

BLACKSTONE FCH CAPITAL PARTNERS IV-B L.P.

By:	Blackstone Management Associates IV L.L.C.,
as a General Partner

By:
Name:
Title:

BLACKSTONE HEALTH COMMITMENT PARTNERS-A L.P.

By:	Blackstone Management Associates IV L.L.C.,
as a General Partner

By:
Name:
Title:
Signature Page to Stockholders’ Agreement

MSCP GROUP

MORGAN STANLEY CAPITAL PARTNERS III, L.P.
MORGAN STANLEY CAPITAL INVESTORS, L.P.
MSCP III 892 INVESTORS, L.P.

By:	MSCP III, LLC,
as General Partner of each of the limited partnerships named above

By:	Metalmark Subadvisor LLC,
as Attorney-in-Fact

By:
Name: M. Fazle Husain
Title: Managing Director

MORGAN STANLEY DEAN WITTER CAPITAL PARTNERS IV, L.P.
MORGAN STANLEY DEAN WITTER CAPITAL INVESTORS IV, L.P.
MSDW IV 892 INVESTORS, L.P.

By:	MSDW Capital Partners IV, LLC,
as General Partner of each of the limited partnerships named above

By:	Metalmark Subadvisor LLC,
as Attorney-in-Fact

By:
Name: M. Fazle Husain
Title: Managing Director
Signature Page to Stockholders’ Agreement

MANAGEMENT GROUP

Charles N. Martin, Jr.

CHARLES N. MARTIN, JR. 2011 IRREVOCABLE GRANTOR RETAINED ANNUITY TRUST U/A/D MARCH 15, 2011

Name:	Charles N. Martin, Jr.
Title:	Trustee

CHARLES N. MARTIN, JR. 2010 IRREVOCABLE GRANTOR RETAINED ANNUITY TRUST U/A/D FEBRUARY 26, 2010

Name:	Charles N. Martin, Jr.
Title:	Trustee

MARTIN CHILDREN’S IRREVOCABLE TRUST U/A/D FEBRUARY 21, 2007

Name:	Les Wilkinson
Title:	Trustee

Joseph D. Moore

JOSEPH D. MOORE 2009 GRANTOR RETAINED ANNUITY TRUST

Name:	Jeanne A. Moore
Title:	Trustee

Phillip W. Roe

Ronald P. Soltman

Keith B. Pitts

Alan G. Thomas

James H. Spalding

2008 KENT H. WALLACE TRUST, U/A/D OCTOBER 10, 2008

Name:	Kent H. Wallace
Title:	Co-Trustee

Reginald W. Ballantyne III

Bruce F. Chafin

Thomas M. Ways
Signature Page to Stockholders’ Agreement